Exhibit 10.9.1

                             First Supplement
                                    to
                         1996 Amendatory Agreement


     This First Supplement, dated as of February 10, 1997, amends the 1996

Amendatory Agreement, dated as of December 4, 1996, between these parties and is entered into by Connecticut Yankee Atomic Power Company ("Connecticut

Yankee") and Central Maine Power Company ("Purchaser").

     WHEREAS, terms defined in said 1996 Amendatory Agreement are used herein with the meanings there provided;  and

     WHEREAS, Connecticut Yankee and each of its Purchasers entered into agreements substantially identical to said 1996 Amendatory Agreement to effect certain clarifications in their contractual relationships necessitated by the decision to permanently shut down Connecticut Yankee's generating unit; and

     WHEREAS, Connecticut Yankee has detected an unintended omission in one section of said 1996 Amendatory Agreement which renders the section meaningless and should be corrected and, concurrently herewith, is entering into agreements with each of its Purchasers substantially identical to this supplement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

     1.   Clause C of Section 3 of the 1996 Amendatory Agreement is hereby amended to insert the following after the phrase "but without duplication:"


          (a) the Total Decommissioning Costs for the month with respect to the Unit, plus (b) Connecticut Yankee's total operating expenses or the month with respect to the Unit, plus (c) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this Section 7.

     2.   This First Supplement shall become effective upon receipt by the

Purchaser of notice that Connecticut Yankee has entered into identical First

Supplements to the 1996 Amendatory Agreements with each of the Purchasers.

     IN WITNESS WHEREOF, the parties have executed this First Supplement to the

1996 Amendatory Agreement by this respective duly authorized officers as of the day and year first named above.


                         CONNECTICUT YANKEE ATOMIC POWER
                            COMPANY



                         By ________________________________________
                             Its

                         Address:  P.O. Box 270
                                   Hartford, CT 06101


                         CENTRAL MAINE POWER COMPANY



                         By ________________________________________
                             Its

                         Address:  83 Edison Drive
                                   Augusta, Maine 04336